                                                                 EXHIBIT 4.11

     Unless and until it is exchanged in whole or in part for Securities in definitive form, this Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York ("DTC")), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.


                          NATIONAL ENERGY GROUP, INC.

                                                             CUSIP NO. _________

                          10 3/4% SENIOR NOTE DUE 2006

NO. ___
                                                                    $ __________


         National Energy Group, Inc., a Delaware corporation, promises to pay to Cede & Co. or registered assigns the principal sum of ______________________ Dollars on November 1, 2006.

         Interest Payment Dates: May 1, and November 1, commencing May 1, 1997

         Record Dates: April 15 and October 15

         Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place. IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers and a facsimile of its corporate seal to be affixed hereto or imprinted hereon.

Dated: ____________________

[Seal]                            NATIONAL ENERGY GROUP, INC.

                                  By:
                                      -----------------------------------------
                                  Name:
                                        ---------------------------------------
                                  Title:
                                        ---------------------------------------

                                  By:
                                      -----------------------------------------
                                  Name:
                                       ----------------------------------------
                                  Title:
                                        ---------------------------------------

Certificate of Authentication:


----------------------------
as Trustee, certifies that this is one of the Global Securities referred to in the within-mentioned Indenture.



By
  --------------------------
      Authorized Signatory

                          NATIONAL ENERGY GROUP, INC.

                          10 3/4% SENIOR NOTE DUE 2006

        1. Interest. National Energy Group, Inc. a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Security at 10 3/4% per annum from the Issue Date until maturity. This Security, together with any outstanding 10 3/4% Senior Notes due 2006 which were not exchanged for this Security, are hereinafter referred to as the "Securities." The Company will pay interest semiannually on May 1 and November 1 of each year (each an "Interest Payment Date"), or if any such day is not a Business Day, on the next succeeding Business Day. Interest on this Security will accrue from the most recent Interest Payment Date on which interest has been paid or, if no interest has been paid, from the Issue Date; provided, that if there is no existing Default in the payment of interest, and if this Security is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be May 1, 1997. The Company shall pay interest on overdue principal and premium, if any, from time to time on demand at a rate equal to the interest rate on the Securities then in effect; it shall pay interest on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

        2. Method of Payment. The Company will pay interest on the Securities to the persons who are registered holders of Securities at the close of business on the record date immediately preceding the Interest Payment Date, even if such Securities are canceled after the record date and on or before the Interest Payment Date. Holders must surrender Securities to the Paying Agent to collect principal payments. The Company will pay principal of, premium, if any, and interest on the Securities in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay such amounts by check payable in such money. It may mail an interest check to a Holder's registered address.

        3. Paying Agent and Registrar. Initially, the Trustee will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its Subsidiaries may act as Paying Agent or Registrar. Indenture. The Company issued the Securities under an Indenture, dated as of November 1, 1996 (the "Indenture"), among the Company, National Energy Group of Oklahoma, Inc. and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbb) as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Securities are subject to all such terms, and Holders are referred to the Indenture and such Act for a complete statement of such terms. The Securities are limited to $100,000,000 aggregate principal amount.

        4. Ranking and Guarantees. The Securities are general senior unsecured obligations of the Company. The Company's obligation to pay principal, premium, if any, and interest with respect to the Securities is unconditionally guaranteed on a senior basis, jointly and severally, by the Guarantors pursuant to Article X of the Indenture. Certain limitations to the obligations of the Guarantors are set forth in further detail in the Indenture.

        5. Optional Redemption. Securities are subject to redemption, at the option of the Company, in whole in part, upon not less than 30 or more than 60 days' notice:

        (i) or at any time on or after November 1, 2001 at the following Redemption Prices (expressed as percentages of principal amount) if redeemed during the 12-month period beginning November 1 of the years indicated below:

                                                                REDEMPTION
         YEAR                                                      PRICE
         ----                                                   ----------
         2001 . . . . . . . . . . .  . . . . . . . . . .         105.375%
         2002 . . . . . . . . . . .  . . . . . . . . . .         102.688%
         2003 and thereafter  . . .  . . . . . . . . . .         100.000%

        or (ii) at any time prior to November 1, 2001, at the Make-Whole Price (as defined in the Indenture), together in the case of any such redemption with accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date), all as provided in the Indenture. In addition, in the event the Company consummates one or more Equity Offerings on or prior to November 1, the Company may, in its sole discretion, redeem up to $35,000,000 of the aggregate principal amount of the Securities with all or a portion of the aggregate net proceeds received by the Company from any such Equity Offering or Equity Offerings at a redemption price of 110.75% of the aggregate principal amount of the Securities so redeemed, plus accrued and unpaid interest on the Securities so redeemed to the Redemption Date; provided, however, that following such redemption, at least $65,000,000 of the aggregate principal amount of the Securities remains outstanding. Any redemption pursuant to this paragraph shall be made pursuant to the provisions of Sections 3.01 through 3.06 of the Indenture.

         In the case of any redemption of Securities, interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Date referred to on the face hereof. Securities (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the Redemption Date. In the event of redemption or purchase of this Security in part only, a new Security or Securities for the unredeemed or unpurchased portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof. The Securities do not have the benefit of any sinking fund obligations.

         6. Notice of Redemption. Notice of redemption will be mailed to the Holder's registered address at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed. If less than all Securities are to be redeemed, the Trustee shall select pro rata, by lot or in accordance with the rules of any securities exchange the Securities to be redeemed in multiples of $1,000. Securities in denominations larger than $1,000 may be redeemed in part. On and after the redemption date, interest ceases to accrue on Securities or portions of them called for redemption (unless the Company shall default in the payment of the redemption price or accrued interest).

         7. Change of Control Offer. In the event of a Change of Control of the Company, and subject to certain conditions and limitations provided in the Indenture, the Company will be obligated to make an offer to purchase, not more than 10 Business Days or less than 30 Business Days following the occurrence of a Change of Control of the Company, all of the then outstanding Securities at a purchase price equal to 101% of the principal amount thereof, together with accrued and unpaid interest to the Change of Control Purchase Date, all as provided in the Indenture.

         8. Net Proceeds Offer. In the event of Asset Sales, under certain circumstances, the Company will be obligated to make a Net Proceeds Offer to purchase all or a specified portion of each Holder's Securities at a purchase price equal to 100% of the principal amount of the Securities, together with accrued and unpaid interest to the Net Proceeds Payment Date.

         9. Restrictive Covenants. The Indenture imposes certain limitations on, among other things, the ability of the Company to merge or consolidate with any other Person or sell, lease or otherwise transfer all or substantially all of its properties or assets, the ability of the Company or the Restricted Subsidiaries to dispose of certain assets, to pay dividends and make certain other distributions and payments, to make certain investments or redeem, retire, repurchase or acquire for value shares of Capital Stock, to incur additional Indebtedness or incur encumbrances against certain property and to enter into certain transactions with Affiliates, all subject to certain limitations described in the Indenture.

         10. Defaults and Remedies. As set forth in the Indenture, an Event of Default is generally (i) failure to pay principal upon maturity, redemption or otherwise (including pursuant to a Change of Control Offer or a Net Proceeds Offer), (ii) default for 30 days in payment of interest on any of the Securities, (iii) default in the performance of agreements relating to mergers, consolidations and sales of all or substantially all assets or the failure to make or consummate a Change of Control Offer or a Net Proceeds Offer, (iv) failure for 30 days after notice to comply with any other covenants in the Indenture or the Securities; (v) certain payment defaults under, the acceleration prior to the maturity of, and the exercise of certain enforcement rights with respect to, certain Indebtedness of the Company or any Guarantor in an aggregate principal amount in excess of $5,000,000; (vi) the failure of any Guarantee to be in full force and effect or otherwise to be enforceable (except as permitted by the Indenture); (vii) certain events giving rise to material ERISA liability; (viii) certain final judgments against the Company, any Guarantor or other Restricted Subsidiary in an aggregate amount of $5,000,000 or more which remain unsatisfied and either become subject to commencement or enforcement proceedings or remain unstayed for a period of 60 days; and (ix) certain events of bankruptcy, insolvency or reorganization of the Company or any Subsidiary (other than an Unrestricted Subsidiary). If any Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the Outstanding Securities may declare the principal amount of all the Securities to be due and payable immediately, except that (i) in the case of an

Event of Default arising from certain events of bankruptcy, insolvency or reorganization of the Company or any Restricted Subsidiary, the principal amount of the Securities will become due and payable immediately without further action or notice, and (ii) in the case of an Event of Default which relates to certain payment defaults, acceleration or the exercise of certain enforcement rights with respect to certain Indebtedness, any acceleration of the Securities will be automatically rescinded if any such Indebtedness is repaid or if the default relating to such Indebtedness is cured or waived and if the holders thereof have accelerated such Indebtedness then such holders have rescinded their declaration of acceleration or if in certain circumstances the proceedings or enforcement action with respect to the Indebtedness that is the subject of such Event of Default is terminated or rescinded. No Holder may pursue any remedy under the Indenture unless the Trustee shall have failed to act after notice of an Event of Default and written request by Holders of at least 25% in principal amount of the Outstanding Securities, and the offer to the Trustee of indemnity reasonably satisfactory to it; however, such provision does not affect the right to sue for enforcement of any overdue payment on a Security by the Holder thereof. Subject to certain limitations, Holders of a majority in principal amount of the Outstanding Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except default in payment of principal, premium or interest) if it determines in good faith that, withholding the notice is in the interest of the Holders. The Company is required to file annual reports with the Trustee as to the absence or existence of defaults.

         11. Defeasance. The Indenture contains provisions for defeasance at any time of (i) the entire indebtedness of the Company on this Security and
(ii) certain restrictive covenants and the related Defaults and Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Security.

         12. Amendment, Modification and Waiver. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Guarantor and the rights of the Holders under the Indenture at any time by the Company, the Guarantor and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by or on behalf of the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Security. Without the consent of any Holder, the Company, the Guarantor and the Trustee may amend or supplement the Indenture or the Securities to cure any ambiguity, defect or inconsistency and to make certain other specified changes and other changes that do not materially adversely affect the rights of any Holder.

         13. Obligation Absolute and Unconditional. No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any,

on) and interest on this Security at the times, place, and rate, and in the coin or currency, herein prescribed.

         14. Registration and Transfer. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registerable on the Security register of the Company, upon surrender of this Security for registration of transfer at the office or agency of the Company maintained for such purpose in the City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         15. Form. The Securities shall be issued either in global form or in definitive registered form, without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

         16. Taxes. No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         17. No Recourse Against Others. A director, officer, incorporator, or stockholder of the Company or any Guarantor, as such, shall not have any personal liability under this Security or the Indenture by reason of his or its status as such director, officer, incorporator or stockholder. Each Holder, by accepting this Security with the notation of Guarantee endorsed hereon, waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of this Security with the notation of Guarantee endorsed hereon.

         18. Registered Owners. Prior to the time of due presentment of this Security for registration of transfer, the Company, any Guarantor, the Trustee and any agent of the Company, a Guarantor or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Company, the Guarantors, the Trustee nor any agent shall be affected by notice to the contrary.

         19. Definitions. All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture. The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to the Company at 4925 Greenville Avenue, Suite 1400, Dallas, Texas 75206.

         20. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities as a convenience to the Holders thereof. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identifying information printed hereon.

         21. Governing Law. This Security shall be governed by and construed in accordance with the laws of the State of New York, without regard to applicable principles of conflicts of laws to the extent that the application of the law of another jurisdiction would be required thereby.

         22. Successor Corporation. When a successor corporation assumes all the obligations of its predecessor under the Securities and the Indenture, the predecessor corporation will be released from those obligations.

         23. Trustee Dealings with Company and Guarantors. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company, the Guarantors or their respective Subsidiaries or Affiliates with the same rights it would have if it were not Trustee.

         The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to: National Energy Group, Inc., 4925 Greenville Avenue, Suite 1400, Dallas, Texas 75206
Attention: Secretary.

                                ASSIGNMENT FORM


To assign this Security, fill in the form below:

I or we assign and transfer this Security to:




________________________________________________________________________________
              (Insert assignee's social security or tax I.D. no.)


________________________________________________________________________________


________________________________________________________________________________


________________________________________________________________________________


________________________________________________________________________________
             (Print or type assignee's name, address and zip code)

and irrevocably appoint _____________________________________ as agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.



________________________________________________________________________________



Your Signature:
                          ______________________________________________________
                          (Sign exactly as your name appears on the other side of this Security)

Date: __________________________________


Signature Guarantee:  ____________________________________________

                   FORM OF OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Security purchased by the Company pursuant to Section 4.11 or Section 4.17 of the Indenture, check the appropriate box:

                      Section 4.11 [ ]   Section 4.17 [ ]

         If you want to have only part of this Security purchased by the Company pursuant to Section 4.11 or Section 4.17 of the Indenture, state the amount in integral multiples of $1,000:

$________________

Date:                            Signature:
     ---------------------                 -------------------------------------
                                             (Sign exactly as your name appears
                                             on the other side of this Security)


Signature
Guarantee:______________________________________________________________________

                  SCHEDULE OF EXCHANGES OF GLOBAL SECURITY FOR
                              DEFINITIVE SECURITY

         The following exchanges of a part of this Global Security for Definitive Securities have been made:

                      AMOUNT OF DECREASE                           PRINCIPAL AMOUNT OF       SIGNATURE OF
                         IN PRINCIPAL        AMOUNT OF INCREASE    THIS GLOBAL SECURITY   AUTHORIZED OFFICER
                            AMOUNT              IN PRINCIPAL          FOLLOWING SUCH         OF TRUSTEE OR
                        OF THIS GLOBAL         AMOUNT OF THIS          DECREASE (OR           SECURITIES
 DATE OF EXCHANGE          SECURITY           GLOBAL SECURITY           INCREASE)              CUSTODIAN
 ----------------     -------------------   -------------------   ---------------------   -------------------


                   NOTATION RELATING TO SUBSIDIARY GUARANTEE

Subject to the limitations and provisions set forth in the Indenture, the Guarantors (as defined in the Indenture referred to in the Security upon which this notation is endorsed and each hereinafter referred to as a "Guarantor," which term includes any successor or additional Guarantor under the Indenture) have, jointly and severally, unconditionally guaranteed (a) the due and punctual payment of the principal of, premium, if any, and interest on the Securities, and all other amounts payable under the Indenture and the Securities by the Company whether at maturity, acceleration, redemption, repurchase or otherwise, (b) the due and punctual payment of interest on the overdue principal of, premium, if any, and interest on the Securities, to the extent lawful, (c) the due and punctual performance of all other obligations of the Company to the Holders or the Trustee, all in accordance with the terms set forth in the Indenture, and (d) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. Capitalized terms used herein shall have the meanings assigned to them in the Indenture unless otherwise indicated.

         The obligations of each Guarantor are limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under the Indenture, result in the obligations of such Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a contribution from each other Guarantor in a pro rata amount based on the Adjusted Net Assets of each Guarantor.

         No stockholder, officer, director or incorporator, as such, past, present or future, of the Guarantors shall have any personal liability under the Guarantee by reason of his or its status as such stockholder, officer, director or incorporator.

         Any Guarantor may be released from its Guarantee upon the terms and subject to the conditions provided in the Indenture.

         All terms used in this notation of Guarantee which are defined in the Indenture referred to in this Security upon which this notation of Guarantee is endorsed shall have the meanings assigned to them in such Indenture.The Guarantee shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof and in the Indenture.

         The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Security upon which this Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized signatories.

                                          GUARANTOR

                                          ----------------------------------

Attest:                                   By:
       ---------------------------            ------------------------------
       Secretary                          Its:
                                              ------------------------------

                   TRUSTEE'S CERTIFICATE OF AUTHENTICATION


         This is the notation of the Guarantee of the 10 3/4% Senior Notes due 2006 referred to in the within-mentioned Indenture.


                                          ----------------------------------
Dated:
      --------------------
                                          By:
                                              ------------------------------
                                               Authorized Signatory




                                      A-2